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                                                                    Exhibit 21.2

                              LIST OF SUBSIDIARIES

                          SigmaTron International, Inc.
                              as of April 30, 2007

                                                 Jurisdiction of
              Subsidiaries                Incorporation or Organization
              ------------                -----------------------------
Standard Components de Mexico, S.A.                  Mexico
AbleMex S.A. de C.V.                                 Mexico
Wujiang SigmaTron Electronics Co., Ltd.              China